SHARE PURCHASE AND SHARE EXCHANGE AGREEMENT

by and among

GoEnergy, Inc.,

a Delaware corporation

and

Strato Malamas,

As the Majority Stockholder of GoEnergy, Inc.

and

Kick the Can Corp.,

a Nevada corporation

and

Kicking the Can, LLC,

a Delaware limited liability company,

as the Majority Shareholder of Kick the Can Corp.

and

Certain Shareholders of Kick the Can Corp,

who are signatories hereto,

Dated as of November 5, 2010

SHARE PURCHASE AND SHARE EXCHANGE AGREEMENT

This SHARE PURCHASE AND SHARE EXCHANGE AGREEMENT (the “Agreement”) is entered into as of this 5th day of November, 2010 by and among GoEnergy, Inc., a Delaware corporation with an address at #2129-4951 Netarts Highway West, Tillamook, OR 97141-9467 (“GoEnergy”), Strato Malamas, an individual with an address c/o GoEnergy, Inc., #2129-4951 Netarts Highway West, Tillamook, OR 97141-9467 and the majority stockholder of GoEnergy (the “GoEnergy Majority Stockholder”), Kick the Can Corp., a Nevada corporation with an address at 1010 Avenue of the Americas, Suite 302, New York, NY  10018 (“KTC Corp.”), Kicking the Can, L.L.C., a Delaware limited liability company with an address c/o Wizard Entertainment, 1010 Avenue of the Americas, Suite 302, New York, NY  10018 and the majority shareholder of KTC Corp. (the “KTC Majority Shareholder”), and certain shareholders of KTC Corp. that are signatories hereto (collectively, the “KTC Signatories” and, together with the KTC Majority Shareholder, the “KTC Shareholders”). KTC Corp., the KTC Majority Shareholder and the KTC Signatories are hereinafter referred to collectively as the “KTC Parties” and are each, a “KTC Party”.  Each of GoEnergy, the GoEnergy Majority Stockholder, KTC Corp., the KTC Majority Shareholder, and the KTC Signatories is a “Party” and are together, the “Parties.”

WHEREAS, GoEnergy’s common stock is publicly quoted on the Over-the-Counter Bulletin Board; and

WHEREAS, the KTC Parties believe that it is in their respective best interests for them  to exchange (the “Exchange”) all of their respective shares of common stock, $.0001 par value per share, of KTC Corp. (the “KTC Shares”) for newly-issued shares of common stock of GoEnergy (the “Exchange Shares”); and

WHEREAS, GoEnergy believes it is in its best interests of its stockholders to acquire all of the KTC Shares, which constitute 100% of the issued and outstanding shares of common stock, par value $.0001 per share, of KTC Corp. (the “KTC Corp. Shares”), in exchange for the issuance of the Exchange Shares, all upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the Parties that the Exchange qualify as a: (i) tax-free organization under Section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended; and (ii) transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”).

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

SHARE EXCHANGE

Section 1.01

Incorporation of Recitals. The recitals set forth hereinabove are hereby incorporated herein by this reference with the same force and effect as if fully hereinafter set forth.

Section 1.02

The Exchange.

(a)

On the terms and subject to the conditions set forth in this Agreement, on the date (the “Closing Date”) of the consummation of the transactions contemplated hereby (the “Closing”), each KTC Shareholder shall assign, transfer and deliver, free and clear of all Liens (as defined herein), all of its KTC Shares as set forth in Schedule I attached hereto (the “Exchange Schedule”) in exchange for the number of Exchange Shares, which shall be free and clear of any and all Liens, set forth opposite such KTC Shareholder’s name in the Exchange Schedule.

(b)

As the result of the Exchange, (i) GoEnergy shall acquire 100% of the issued and outstanding KTC Corp. Shares and KTC Corp. shall become a wholly owned subsidiary of GoEnergy and  (ii) the KTC Shareholders shall have received an aggregate of 33,430,107 shares of common stock, par value $0.001 per share, of GoEnergy (the “GoEnergy Common Shares”), which shall constitute 95.51% of the total shares GoEnergy Common Shares issued and outstanding on a fully diluted basis on the Closing Date.

Section 1.03

The Closing.

(a)

The Closing shall take place at 12:00 p.m. (New York City time) at the offices of Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey, on the earlier of (i) the date that is ten (10) business days after the execution of this Agreement and (ii) the date on which all of the conditions precedent set forth in Articles V, VI and VII hereof are satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, place or date, or any or all, are agreed to in writing by the Parties.

(b)

On the Closing Date, the KTC Shareholders shall surrender their stock certificates representing their respective KTC Shares to GoEnergy, or its registrar or transfer agent, and be entitled to receive a certificate or certificates evidencing such KTC Shareholder’s Exchange Shares.

(c)

Upon the Closing, there shall be 35,000,000 GoEnergy Common Shares issued and outstanding.

Section 1.04

Cancellation of Certain Shares of GoEnergy Majority Shareholder’s GoEnergy Common Stock.  Prior to the Closing Date, the GoEnergy Majority Stockholder shall surrender for cancellation, and GoEnergy shall cancel, 2,750,000 GoEnergy Common Shares of the GoEnergy Majority Stockholder, which shall constitute 100% of the GoEnergy Majority Stockholder’s interests in GoEnergy.

Section 1.05

Termination. This Agreement may be terminated by the board of directors of KTC Corp. (the “KTC Board”) or the board of directors of GoEnergy (the “GoEnergy Board”) only in the event that GoEnergy or KTC Corp., as applicable, does not meet their respective conditions precedent set forth in Articles V, VI and VII hereof, respectively.  If this Agreement is terminated pursuant to this Section 1.05, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder for any Party, except as expressly provided herein.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF KTC CORP.

KTC Corp. represents and warrants to GoEnergy that, as of the date hereof and the Closing Date (with the same force and effect as if such representations and warranties were made at and as of the Closing Date), except for changes therein permitted by this Agreement and those representations and warranties that speak of a different date,:

Section 2.01

Incorporation; Authorization; Enforceability.

(a)

KTC Corp. is duly incorporated, validly existing and in good standing under the laws of Nevada.  KTC Corp. has the power and authority to carry on its business as it is now being conducted;

(b)

The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation of KTC Corp.  KTC Corp. has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby; and

(c)

When fully executed by all  Parties, this Agreement constitutes the valid and binding obligation of KTC Corp., enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity.

Section 2.02

Authorized Shares.  The number of shares of common stock that KTC Corp. is authorized to issue is 60,000,000 shares.  There are 16,000,000 shares currently issued and outstanding.  The issued and outstanding shares are validly issued, fully paid and non-assessable.

Section 2.03

Options or Warrants.  There are no existing options, warrants, calls or commitments of any character relating to any authorized but unissued KTC Corp. Shares.

Section 2.04

No Dividends, Options or Warrants.  KTC Corp. has not (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of assets to its shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares or (ii) granted, or agreed to grant, any options, warrants, or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, except in connection of this Agreement.

Section 2.05

Litigation and Proceedings.  There are no material actions, suits, proceedings or investigations pending against KTC Corp. before any court or other governmental agency or instrumentality.

Section 2.06

No Conflicts.  The execution, delivery and performance of this Agreement by KTC Corp. will not: (i) require the consent of any third party or governmental entity under any laws; (ii) violate any laws applicable to KTC Corp. or its capital stock; or (iii) violate or breach any contractual obligation to which KTC Corp. is a party or its capital stock is bound.

Section 2.07

Compliance with Laws and Regulations.  To its knowledge, KTC Corp. has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of KTC Corp., and except to the extent that noncompliance would not result in the occurrence of any material liability for KTC Corp.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

THE KTC SHAREHOLDERS

Except as set forth in the disclosure schedules to this Article III that are attached hereto (the “KTC Shareholder Schedules”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the KTC Shareholders, severally but not jointly, represent and warrant to GoEnergy that, as of the date hereof and the Closing Date (with the same force and effect as if such representations and warranties were made at and as of the Closing Date), except for changes therein permitted by this Agreement and those representations and warranties that speak of a different date,:

Section 3.01

Good Title.  Such KTC Shareholder is the record and beneficial owner, and has good title to, its KTC Corp. Shares, with the full right and authority to sell and deliver such KTC Corp. Shares, free and clear of any and all Liens, to GoEnergy pursuant to the Exchange.  GoEnergy, as the new owner of such KTC Corp. Shares, will receive good title to such KTC Corp. Shares, free and clear of all Liens.

Section 3.02

Due Formation; Power and Authority.  (a)  Such KTC Shareholder is duly formed, validly existing and in good standing under the laws of the State of its formation.  Such KTC Shareholder has the power and authority to carry on its business as it is now being conducted.

(b)

Such KTC Shareholder, (i) if a Person (as defined herein) other than an individual, has the full legal company power and authority and (ii) if an individual, is of majority age and has the legal capacity, to execute and deliver this Agreement and consummate the transactions contemplated hereby, and to perform its obligations under this Agreement.  This Agreement constitutes a legal, valid, and binding obligation of such KTC Shareholder, enforceable against such KTC Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity.

Section 3.03

No Conflicts.  The execution and delivery of this Agreement by such KTC Shareholder and the performance by such KTC Shareholder of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or governmental entity under any laws; (ii) will not violate any laws applicable to such KTC Shareholder or its KTC Corp. Shares; and (iii) will not violate or breach any contractual obligation to which such KTC Shareholder is a party or under which its KTC Corp. Shares are bound.

Section 3.04

Acquisition of Exchange Shares for Investment.

(a)

Purchase Entirely for Own Account.  The Exchange Shares proposed to be acquired by such KTC Shareholder hereunder will be acquired for investment for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such KTC

Shareholder has no present intention of selling, granting any participation in or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.  Such KTC Shareholder further represents that it does not have any contract, undertaking, agreement or arrangement with any Person (as defined herein) to sell, transfer or grant participation to such Person with respect to any of the Exchange Shares.

(b)

Such KTC Shareholder (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in GoEnergy and its securities;

(c)

Such KTC Shareholder understands that the Exchange Shares are not registered under the Securities Act and that the issuance hereof to such KTC Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”).  Such KTC Shareholder is an “accredited investor,” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act (“Section 4(2)”).  Such KTC Shareholder agrees to provide documentation to GoEnergy prior to the Closing as may be requested by GoEnergy to confirm compliance with Regulation D and/or Section 4(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire.  Each certificate representing the Exchange Shares issued to such KTC Shareholder shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable Securities Laws (as defined herein):

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”;

(d)

Such KTC Shareholder acknowledges that neither the Securities and Exchange Commission (the “SEC”), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement;

(e)

Such KTC Shareholder acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in GoEnergy and its securities and that all information required to be disclosed to it under Regulation D has been furnished to it by GoEnergy.  To the full satisfaction of such KTC Shareholder, it has been furnished all materials that it has requested relating to GoEnergy and the issuance of the Exchange Shares hereunder, and has been afforded the opportunity to ask questions of GoEnergy’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to such KTC Shareholder.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of GoEnergy set forth in this Agreement, on which such KTC Shareholder has relied in making an exchange of its KTC Corp. Shares for the Exchange Shares; and

(f)

Such KTC Shareholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.  Such KTC Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, GoEnergy’s compliance with the reporting requirements under the Exchange Act.

Section 3.05

Additional Legend; Consent.  Additionally, the Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. Such KTC Shareholder consents to GoEnergy making a notation on its records or giving instructions to any transfer agent of the Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLE IV

REPRESENTATIONS, COVENANTS AND WARRANTIES OF GOENERGY AND MAJORITY STOCKHOLDER OF GOENERGY

Except as set forth in the disclosure schedules to this Article IV that are attached hereto (the “GoEnergy Schedules”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, each of GoEnergy and the GoEnergy Majority Shareholder, jointly and severally, represent and warrant to each KTC Party that, as of the date hereof and the Closing Date (with the same force and effect as if such representations and warranties were made at and as of the Closing Date), except for changes therein permitted by this Agreement and those representations and warranties that speak of a different date,:

Section 4.01

Organization; Authority.

(a)

GoEnergy is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted.  GoEnergy is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization.  GoEnergy has delivered to KTC Corp. true, complete and correct copies of its certificate of incorporation and bylaws, and any amendments thereto or restatements thereof, as in effect on the date hereof;

(b)

The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the certificate of incorporation or bylaws of GoEnergy.  GoEnergy has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby; and

(c)

This Agreement constitutes the valid and binding obligation of GoEnergy, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity.

Section 4.02

Capitalization.

(a)

GoEnergy’s authorized capital stock consists solely of 80,000,000 GoEnergy Common Shares, and 20,000,000 shares of blank check preferred stock, par value $0.0001 per share (“Preferred Stock”).  An aggregate of 4,319,893 GoEnergy Common Shares are issued and outstanding and no shares of Preferred Stock are issued and outstanding.  Except for the GoEnergy Common Shares and Preferred Stock described in the foregoing provisions of this Section 4.02(a), there are no shares of capital stock or other equity securities of GoEnergy authorized, issued or outstanding.  No GoEnergy Common Shares or shares of Preferred Stock are held in GoEnergy’s treasury or reserved for issuance.  GoEnergy does not own, directly or indirectly, any outstanding voting securities of or other interests in any other corporation, partnership, joint venture or other business entity;

(b)

All of the outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of any (i) preemptive or other rights of any Person to acquire securities of GoEnergy or (ii) applicable federal or state securities laws, and the rules and regulations promulgated thereunder (the “Securities Laws”).  Each KTC Shareholder shall receive good and valid title to its respective Exchange Shares, free and clear of all liens, encumbrances, pledges, security interests, claims, charges, options, rights of first refusal, proxies, voting trusts, or agreements, transfer restrictions under any equity holder or similar agreement or any other restriction or limitation whatsoever, including any contract granting any of the foregoing (collectively, “Liens”);

(c)

There are no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls or agreements relating to any shares of capital stock or other securities of GoEnergy.  There are no agreements of any character to which GoEnergy is a party or by which it is bound obligating GoEnergy to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or similar ownership interests of GoEnergy or obligating GoEnergy to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There is no plan or arrangement to issue GoEnergy Common Shares or Preferred Stock except as set forth in this Agreement;

(d)

GoEnergy’s stock and minute books are correct and complete, no further entries have been made through the date of this Agreement, and such minute books contain an accurate record of all shareholder and corporate actions of the stockholders and directors (and any committees thereof).  All accounts, books, ledgers and official and other records of GoEnergy fairly and accurately reflect all of GoEnergy’s transactions, properties, assets and liabilities;

(e)

All outstanding equity securities of GoEnergy have been issued and granted in compliance with all Securities Laws and other applicable laws and regulations, and all requirements set forth in any contract, agreement or instrument to which GoEnergy is a party or under which its assets are bound; and

(f)

There are no registration rights, rights plan, anti-takeover plan or other agreement or understanding to which GoEnergy is a party or by which it or its assets are bound, with respect to any equity security of any class of GoEnergy, and there are no agreements to which GoEnergy is a party, or which GoEnergy has knowledge of after due diligence, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 4.03

Subsidiaries and Predecessor Corporations.   GoEnergy does not have any predecessor entities or subsidiaries, and does not own, beneficially or of record, any shares of any other Person.  For purposes of this Agreement, “Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or other entity.

Section 4.04

Financial Statements; Taxes.

(a)

Included in the GoEnergy Schedules are the audited balance sheets of GoEnergy as of July 31, 2010 and 2009, and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended July 31, 2010 and 2009, together with the notes to such statements;

(b)

All such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) consistently applied on the date and throughout the periods involved. The GoEnergy balance sheets, statements of operations, stockholders’ equity and cash flows are true and accurate and present fairly as of their respective dates the financial condition of GoEnergy;

(c)

GoEnergy has no liabilities or obligations, direct or indirect, matured or unmatured, contingent or otherwise, of any nature whatsoever, and has not (i) borrowed or agreed to borrow any funds, or incurred or become subject to, any material obligation or liability; (ii) paid or agreed to pay any material obligations or liabilities (direct or indirect, matured or unmatured, contingent or otherwise), such as a guaranty of any obligation; or (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights, or canceled, or agreed to cancel, any debts or claims;

(d)

GoEnergy has timely filed all state, federal and local income and franchise tax returns required to be filed by it from its inception to the date hereof.  GoEnergy has no liabilities with respect to the payment of any federal, state, foreign, county, local or other taxes (including any deficiencies, interest or penalties); and

(e)

The books and records, financial and otherwise, of GoEnergy are complete and correct and have been maintained in accordance with U.S. GAAP consistently applied throughout the periods involved.

Section 4.05

Absence of Certain Changes or Events.  Since the date of the most recent GoEnergy balance sheet that was delivered by GoEnergy to KTC Corp.:

(a)

there has not been any adverse change in the business, operations, properties, assets or condition of GoEnergy;

(b)

GoEnergy has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to its stockholders, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which are outside of the ordinary course of business; (iv) made any change in its method of accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; or (vi) made any accrual or arrangement for, or payment of bonuses or special compensation of, any kind, or any severance or  termination pay to any present or former officer or employee; and

(c)

GoEnergy has not become subject to any law or regulation, which adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of GoEnergy.

Section 4.06

Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge after diligent investigation by GoEnergy and the GoEnergy Majority Shareholder, threatened by or against GoEnergy or affecting GoEnergy or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

Section 4.07

No Conflicts; Compliance With Laws and Regulations.

(a)

GoEnergy has complied with all applicable statutes and regulations of any federal, state or other applicable governmental entity or agency thereof.  GoEnergy is not a party to or bound by, and the properties of GoEnergy are not subject to, any judgment, order, writ, injunction, decree or award;

(b)

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify, the terms of any indenture, mortgage, deed of trust or other material agreement or instrument to which GoEnergy is a party or to which it or any of its assets, properties or operations are subject; and

(c)

The execution, delivery and performance of this Agreement by GoEnergy will not: (i) require the consent of any third party or governmental entity under any laws; (ii) violate any laws applicable to GoEnergy or its capital stock; or (iii) violate or breach any contractual obligation to which GoEnergy is a party or its capital stock bound.

Section 4.08

Material Transactions or Affiliations.  There exists no contract, agreement or arrangement between GoEnergy and any predecessor or any Person who was at the time of such contract, agreement or arrangement an officer, director or Person owning of record or beneficially 5% or more of the issued and outstanding GoEnergy Common Shares.  Neither any officer, director nor 5% stockholder has, or has had since inception of GoEnergy, any known interest, direct or indirect, contingent or otherwise, in any such transaction with GoEnergy.  GoEnergy has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated Person.

Section 4.09

SEC Reports.

(a)

Each filing made by GoEnergy (the “GoEnergy SEC Reports”) with the SEC (i) was prepared in accordance and complied with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC applicable thereunder to such GoEnergy SEC Reports, and (ii) did not, at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b)

Each set of financial statements (including, in each case, any related notes thereto) contained in the GoEnergy SEC Reports comply with the published rules and regulations of the SEC with respect thereto, and each fairly presents in all material respects the financial position of GoEnergy at the respective dates thereof and the results of its operations and cash flows for the periods indicated; and

(c)

GoEnergy is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, its shares of common stock have been registered under Section 12(g) of the Exchange Act, and GoEnergy is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act.

ARTICLE V

PRE-CLOSING COVENANTS

On or before the Closing Date, the Parties shall have complied with and/or provided the following:

Section 5.01

Access to Properties and Records.  Each of GoEnergy and KTC Corp. shall have afforded to the officers, directors, shareholders that are signatories hereto and authorized representatives of the other full access to their respective properties, books and records in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of GoEnergy or KTC Corp., as the case may be, as the other shall from time to time reasonably request and without undue expense.

Section 5.02

Third Party Consents and Certificates.  Each of GoEnergy, the GoEnergy Majority Shareholder, KTC Corp., and the KTC Corp. Shareholders agrees to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.03

Designation of Directors and Officers.  The GoEnergy Majority Shareholder shall resign as Director of GoEnergy and all of his officer positions with GoEnergy on the Closing Date, and such resignation shall become effective upon the tenth (10th) day following the mailing of the Information Statement by GoEnergy to its stockholders.  On the Closing Date, Gareb Shamus shall be appointed to the GoEnergy Board and as President and CEO of GoEnergy.

Section 5.04

Securities Law Compliance.  Each of GoEnergy and KTC Corp. understands and agrees that the consummation of this Agreement, including the issuance of the Exchange Shares to the KTC Shareholders in exchange for the their respective KTC Corp. Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  Each of GoEnergy and KTC Corp. agrees that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.  Furthermore:

(a)

In connection with the transactions contemplated by this Agreement, GoEnergy and KTC Corp. shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the state where the KTC Shareholders reside, unless an exemption requiring no filing is available in such jurisdiction, all to the extent and in the manner as may be deemed by the Parties to be appropriate; and

(b)

In order to more fully document reliance on the exemptions as provided herein, each Party shall execute and deliver to the others, at or prior to the Closing, such further letters of representation, acknowledgment, suitability or the like as a Party  or its counsel may reasonably request in connection with reliance on exemptions from registration under the Securities Laws.

Section 5.05

Further Assurances.  Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to perform or fulfill any and all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each Party also agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF GOENERGY

The obligations of GoEnergy under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01

Accuracy of Representations and Performance of Covenants.  The representations and warranties made by KTC Corp. and the KTC Shareholders in this Agreement were true in all material respects when made and shall be true in all material respects on the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement and those representations and warranties that speak of a different date).  KTC Corp. shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by KTC Corp. prior to or at the Closing.  GoEnergy shall be furnished with a certificate, signed by a duly authorized executive officer of KTC Corp. and dated the Closing Date, to the foregoing effect;

Section 6.02

Officer’s Certificate.  GoEnergy shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of KTC Corp. to the effect that no litigation,

proceeding, investigation or inquiry is pending, or to the knowledge of KTC Corp. threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the KTC Corp. Schedules, by or against KTC Corp., which might result in a material adverse change in any of the assets, properties, business or operations of KTC Corp.;

Section 6.03

No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby;

Section 6.04

Consents.  All material consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of KTC Corp. after the Closing Date on the basis as presently operated, shall have been obtained; and

Section 6.05

Other Items.  GoEnergy shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as GoEnergy may reasonably request.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF KTC CORP.
AND THE KTC SHAREHOLDERS

The obligations of KTC Corp. and the KTC Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01

Accuracy of Representations and Performance of Covenants. The representations and warranties made by GoEnergy and the GoEnergy Majority Shareholder in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement and those representations and warranties that speak of a different date) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, each of GoEnergy and the GoEnergy Majority Shareholder shall have fully performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by GoEnergy or the GoEnergy Majority Shareholder, respectively.  KTC Corp. shall be furnished with a certificate, signed by a duly authorized executive officer of GoEnergy and dated the Closing Date, to the foregoing effect;

Section 7.02

Closing Certificate.  KTC Corp. shall have been furnished with a certificate, dated the Closing Date and signed by duly authorized executive officers of GoEnergy, to the effect that no litigation, proceeding, investigation or inquiry is pending or threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the GoEnergy Schedules, by or against GoEnergy, which might result in any material adverse change in any of the business, condition (financial or otherwise), assets, properties or result of operations of GoEnergy;

Section 7.03

Legal Opinion.  KTC Corp. shall have been furnished with an opinion dated as of the Closing Date from legal counsel to GoEnergy, covering such matters as it relates to this Agreement and the issuance of the Exchange Shares and other matters reasonably requested by KTC Corp.

Section 7.04

Good Standing.  KTC Corp. shall have received a certificate of good standing from the Secretary of State of the State of Delaware or other appropriate office, dated as of a date within ten (10) business days prior to the Closing Date, certifying that GoEnergy is in good standing as a corporation in the State of Delaware, including, without limitation, that GoEnergy has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 7.05

No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.06

Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of GoEnergy after the Closing Date on the basis as presently operated, shall have been obtained.

Section 7.07

No Debt.  GoEnergy shall not have any Debt as of the Closing Date.  For purposes of this Agreement, “Debt” means any of the following: (a) all obligations of GoEnergy for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of GoEnergy (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of GoEnergy; (d) all obligations under capital leases; (e) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any property of GoEnergy, whether or not such Debt is assumed by GoEnergy; (f) all Debt (as defined in the other clauses of this definition) of others guaranteed by GoEnergy or in which GoEnergy otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (g) all obligations or undertakings of GoEnergy to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or property of others; (h) obligations to deliver commodities, goods or services in consideration of one or more advance payments; (i) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by GoEnergy; and (j) any Debt of a partnership for which GoEnergy is liable either by agreement, by operation of law or by a governmental requirement but only to the extent of such liability. The Debt shall include all obligations of GoEnergy of the character described above to the extent GoEnergy remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of GoEnergy under GAAP.  Without limiting the foregoing, GoEnergy’s Debt shall include ~~ing~~ the items listed in Schedule 7.07 hereto.

7.08

Promissory Note.  Simultaneous with the execution hereof, (i) KTC Corp. shall have received from GoEnergy proceeds in the amount of Two Hundred Thousand Dollars ($200,000) in immediately available funds pursuant to that certain promissory note issued by KTC Corp. to GoEnergy in the principal amount of $200,000 in the form attached hereto as Exhibit A (the “KTC Note”) and (ii) GoEnergy shall have issued to certain Persons (A) promissory notes in an aggregate principal amount of $200,000 in the form attached hereto as Exhibit B-1 (collectively, the “Bridge Notes”) and (B) warrants in

the form attached hereto as Exhibit B-2 (collectively, the “Warrants”) to   the holders of such Bridge Notes, such warrants granting such noteholder the right to purchase that number of GoEnergy Common Shares that shall equal in the aggregate 100% of the number of GoEnergy Common Shares that would be issuable upon full conversion of such holder’s Bridge Note, and the Parties shall have duly executed and delivered the appropriate documents in connection with the foregoing.

Section 7.09

Follow-on Financing.  On the Closing Date, GoEnergy shall have consummated a private placement, pursuant to which GoEnergy shall issue its securities to “accredited investors,” as such term is defined in Rule 501 of Regulation D, in exchange for an aggregate of at least $800,000 or such other amount as mutually agreed by the Parties in writing.

ARTICLE VIII

MISCELLANEOUS

Section 8.01

Post-Closing Covenants.

(a)

Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of KTC Corp. after the Closing Date, the GoEnergy Majority Shareholder shall use its best efforts to provide such information available to GoEnergy Majority Shareholder, including, without limitation, information, filings, reports, financial statements or other circumstances of GoEnergy occurring, reported or filed prior to the Closing, as may be necessary or required by GoEnergy for the preparation of the reports that GoEnergy is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing, and any SEC comments relating thereto or any SEC inquiry thereof.

(b)

Indemnification.

(i)

KTC Corp. shall indemnify and hold harmless GoEnergy and its officers, directors and agents, and the GoEnergy Majority Shareholder, from and against any and all losses, damages, fees, costs, expenses, obligations and liabilities (collectively, the “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other governmental or administrative agency proceedings in respect thereof, including enforcement of this Agreement (collectively, the “Actions” and together with the Liabilities, the “Losses”), arising out of or based on (A) any material inaccuracy appearing in, or misrepresentations made under, Articles II and III of this Agreement or (B) a material breach of a any covenant or agreement in this Agreement or any related agreement.

(ii)

The GoEnergy Majority Shareholder hereby agrees to indemnify KTC Corp., KTC Majority Shareholder and the KTC Signatories, and their respective officers, directors and agents, , from and against any and all Loss to which it or they may become subject arising out of or based on (A) any material inaccuracy appearing in, or misrepresentations made under, Article IV of this Agreement or (B) a material breach of a any covenant or agreement in this Agreement or any related agreement.

(iii)

Without limiting the foregoing, Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement.

(iv)

The indemnification provided for in this paragraph (b) shall survive the Closing and consummation of the transactions contemplated hereby, and termination of this Agreement.

Section 8.02

Brokers.  Each Party. agrees that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  Each Party agrees to indemnify the others against any claim by any third Person other than as set forth in a Schedule hereto for any commission, brokerage or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third Person, whether express or implied, from the actions of the indemnifying party.

Section 8.03

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 8.04

Notices.  All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows

If to KTC Corp., to:

1010 Avenue of the Americas

Suite 302, New York, NY  10018

Attention:  Gareb Shamus, President and CEO

Fax: (212) 765-5779

If to the KTC:

1010 Avenue of the Americas

Majority Shareholder, to

Suite 302, New York, NY  10018
Attention:  Gareb Shamus, Sole Manager
Fax: (212) 765-5779

If to any KTC Signatory, to:

The address set forth opposite their names in the signature pages hereto

In each case, with copies (which

Joseph M. Lucosky, Esq.

shall not constitute notice) to:

Anslow & Jaclin, LLP

195 Route 9 South, Suite 204

Manalapan, NJ 07726

Fax: (732) 577-1188

If to GoEnergy, to:

#2129-4951 Netarts Highway West

Tillamook, OR 97141-9467

Attention:  Terry Fields

~~Fax:~~

If to the Majority:

Stockholder, to

Strato Malamas

c/o GoEnergy, Inc.

#2129-4951 Netarts Highway West

Tillamook, OR 97141-9467

~~Fax:~~

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Notice shall be deemed to have been duly received:

(a)

if given by fax or email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

(b)

if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and

(c)

if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 8.04.

Section 8.05

Attorney’s Fees.  In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including, without limitation, reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.06

Confidentiality.  Each Party agrees with the others that, unless and until the transactions contemplated by this Agreement have been consummated, such Party and such Party’s officers, directors, employees, advisors, agents or representatives (collectively, the “Representatives”) shall hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof (whether written or oral and regardless of whether such information is marked ‘Confidential’) from any Representative or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except to the extent such data or information is (i) public at no fault of the receiving Party; (ii) required by law to disclose; or (iii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this

Agreement, each Party shall return to the other all documents and other materials obtained by it or on its behalf and shall destroy all electronic and paper copies, summaries, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section 8.07

Public Announcements and Filings.  Unless required by applicable law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement, the existence of this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties.  Copies of any such filings, public announcements or disclosures, including, without limitation, any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Section 8.08

Third Party Beneficiaries.  This contract is strictly between GoEnergy, the GoEnergy Majority Shareholder, KTC Corp., and each of the KTC Shareholders and, except as specifically provided, no other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 8.09

Expenses.  Subject to Articles VII and VIII herein, whether or not the Exchange is consummated, each of GoEnergy and KTC Corp. shall bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and any other agreements in connection therewith, the Exchange or any of the other transactions contemplated hereby.

Section 8.10

Entire Agreement.  This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 8.11

Survival; Termination.  The representations, warranties and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

Section 8.12

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument.  Signatures delivered by facsimile shall be deemed original signatures.

Section 8.13

Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

Section 8.14

Separate Legal Counsel.  Each Party hereby acknowledges, agrees and represents and warrants to the other Parties that it has been represented by its own separate legal counsel in connection with the preparation, negotiation and execution of this Agreement, and the consummation of the transactions contemplated hereby, and no such Party has relied on any other Party’s legal counsel or such other Party’s counsel’s advise in connection herewith.

[-Signature Pages Follow-]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above, and the corporate Parties have caused this Agreement to be executed by their respective officers, hereunto duly authorized.

THE COMPANY

GOENERGY, INC.

By:

/s/ Terr Fields

Name:  Terry Fields

Title: CEO

MAJORITY STOCKHOLDER

/s/ Strato Malamas________________________

Strato Malamas

KTC CORP.

KICK THE CAN CORP.

By:

/s/ Gareb Shamus

By:  Gareb Shamus, its

Title:  President and CEO

KTC MAJORITY SHAREHOLDER

KICKING THE CAN, L.L.C.

By: _/s/ Gareb Shamus___________________
Name:  Gareb Shamus

Title:  Sole Operating Manager

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

BRISTOL CAPITAL ADVISORS PROFIT SHARING PLAN

By:

/s/ Paul Kessler_______________

Paul Kessler

Authorized Signatory

Address:

c/o Amy Wang, Esq.

6353 W. Sunset Blvd., Suite 4006

Hollywood, CA 90028

Fax No.:  (323) 960 - 3805

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

BRISTOL CAPITAL, LLC

By:

________________________

Paul Kessler

Manager

Address:

6353 W. Sunset Blvd., Suite 4006

Hollywood, CA 90028

Attn:  Amy Wang, Esq.

Fax No.:  (323) 960 - 3805

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

BRISTOL INVESTMENT FUND, LTD.

By:

________________________

Paul Kessler

Director

Address:

c/o Bristol Capital Advisors, LLC

6353 W. Sunset Blvd., Suite 4006

Hollywood, CA 90028

Attn:  Amy Wang, Esq.

Fax No.:  (323) 960 - 3805

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

CANYONS TRUST

By:

________________________

Name:

Title:

Address:

Fax No.:

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

________________________

Carolyn Latondresse

Address:

3480 Yukon Street

Vancouver, BC V5Y 3S2

Fax No.:

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

WEBWORKS MULTIMEDIA CORPORATION

By:

________________________

Name:

Title:

Address:

3248 First Avenue W.

Vancouver, BC V6K 1H5

Fax No.:

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

________________________

Ronaye MaLette

Address:

1550 35th Ave. W

Vancouver, BC V6M 1H2

Fax No.:

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

________________________

Kyle McClay

Address:

652 Millbank

Vancouver, BC V5Z 4B7

Fax No.:

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

ANGEL INTERNATIONAL

By:

________________________

Name:

Title:

Address:

Box 5180

Lexington SPA CV 32 9HG

England, United Kingdom

Fax No.:

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

________________________

Eric Weissblum

Address:

Fax No.:

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

THE DAVID ROSENBERG IRREVOCABLE TRUST

By:

________________________

Name:

Title:  Trustee

Address:

Fax No.:

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

________________________

Robert Knie

Address:

Fax No.:

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

DPIT, LLC

By:

________________________

Name:

Title:

Address:

Fax No.:

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

FJD HOLDINGS LLC

By:

________________________

Name:

Title:

Address:

205 Edenfield Place

Lakeland, FL 33801

Fax No.:

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

ALPHA

By:

________________________

Name:

Title:

Address:

Fax No.:

[Signature page to Share Purchase and Share Exchange Agreement]

KTC SIGNATORY

MOMONA CAPITAL

By:

________________________

Name:

Title:

Address:

Fax No.:

[Signature page to Share Purchase and Share Exchange Agreement]

SCHEDULE I

THE EXCHANGE SCHEDULE

	Name of KTC Shareholder	No. of KTC Shares	No. of Exchange Shares
1.	Angel International	400,000	400,000
2.	Bristol Capital Advisors Profit Sharing Plan	350,000	350,000
3.	Bristol Capital, LLC	1,518,000	1,518,000
4.	Bristol Investment Fund, Ltd.	1,253,400	1,253,400
5.	Canyons Trust	454,883	454,883
6.	Carolyn Latondresse	776,276	776,276
7.	Ronaye MaLette	1,000,000	1,000,000
8.	Kyle McCay	400,000	400,000
9.	Webworks Multimedia Corporation	1,000,000	1,000,000
10.	Alpha	250,000	250,000
11.	DPIT, LLC	250,000	250,000
12.	FJD Funding	150,000	150,000
13.	Robert Knie	2,450,000	2,450,000
14.	Momona Capital	100,000	100,000
15.	The David Rosenberg Irrevocable Trust	2,000,000	2,000,000
16.	Eric Weisblum	1,952,548	1,952,548
17.	Kick the Can Corp.	19,125,000	19,125,000

	GRAND TOTAL	33,430,107	33,430,107

KTC SHAREHOLDER DISCLOSURE SCHEDULES

GOENERGY DISCLOSURE SCHEDULES

SCHEDULE 7.07

Issue Date	Principal Amt	Present Holder	Conversion Price

05/01/02	$20,000.00	Bristol Investment Fund, Ltd.	$0.01
04/07/05	$5,000.00	Bristol Capital, LLC	$0.01
07/20/06	$15,000.00	Bristol Capital, LLC	$0.01
08/13/07	$5,000.00	Canyons Trust	$0.01
10/08/10	$25,000.00	Bristol Investment Fund, Ltd.	$0.01

No.

Date

Amount

Note Holders

(1)

April 26, 2007

$10,000US

Charles MaLette

(2)

February 19, 2008

$10,000US

Dream On Enterprises SA

(3)

June 25, 2008

$  5,000US

Carolyn Latondresse

(4)

August 7, 2008

$  5,000US

Ronaye MaLette

(5)

November 24, 2008

$  5,000US

Kathleen McClay

(6)

May 8, 2009

$  5,000US

Kyle McClay

(7)

July 11, 2009

$  5,000US

Kelsey Fields

New Notes:

(8)

January 15, 2010

$10,000US

Webworks Multimedia

(9)

February 25, 2010

$  5,000US

Webworks Multimedia

(10)

April 30, 2010

$  5,000US

Ronaye MaLette

(11)

September 1, 2010

$  5,000US

Webworks Multimedia

EXHIBIT A

KTC NOTE

EXHIBIT B-1

BRIDGE NOTES

EXHIBIT B-2

WARRANTS